Exhibit 99.1

NEWS RELEASE TRANSMITTED BY MARKETWIRE

FOR:  DYNAMIC GOLD CORP.

OTC Bulletin Board SYMBOL:  DYGO

Dynamic Gold Corp. (“the Company”) is pleased to announce that the Company has appointed Gordon Steblin as the Chief Financial Officer.  Mr. Steblin served as the Chief Financial Officer for Pacific North West Capital Corp. from October 2002 until March 2008, El Nino Ventures Inc. from October 2002 until May 2008, and for CanAlaska Uranium Ltd. from October 2002 until November 2008.  Mr. Steblin is currently the Chief Financial Officer of Alberta Star Development Corp. and Freegold Ventures Limited.

Mr. Steblin’s experience prior to 2002 included various accounting positions with Pacific North West Capital Corp., El Nino Ventures Inc., and CanAlaska Uranium Ltd.

In 1983, Mr. Steblin obtained a Bachelor of Commerce Degree (accounting) from the University of British Columbia.  In 1985 he became a Certified General Accountant and has over 20 years of experience in the mining industry.

Mr. Steblin was appointed to the position of Chief Financial Officer created by the resignation of Ms. Chantal Schutz who wishes to pursue other business interests.  The Board of Directors would like to thank Ms. Schutz for her contribution and service to the Company.

FOR FURTHER INFORMATION PLEASE CONTACT:

Dynamic Gold Corp.

Tim Coupland

President and CEO

(604) 681-3131

(604) 408-3884 (FAX)

INDUSTRY:  Manufacturing and Production-Mining and Metals

SUBJECT:   COF

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